Exhibit 1.01-A

                         AMENDED AND RESTATED GUARANTY
                         -----------------------------



          THIS       AMENDED AND RESTATED GUARANTY is dated as of the 21st day
of November, 1996, by Weingarten/Lufkin, Inc., Weingarten Nostat Inc. (formerly known as Weingarten/Arkansas, Inc.), Weingarten Realty Management Company, and WRI/Post Oak, Inc., each a Texas corporation (each of the foregoing, a "Guarantor", and collectively, the "Guarantors"), to TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association as Agent (the "Agent"), under the Credit Agreement (as defined below) for itself and for the Banks which are parties to the Credit Agreement.

                             W I T N E S S E T H:
                             - - - - - - - - - -


          WHEREAS, Weingarten Realty Investors, a Texas real estate investment trust (the "Trust"), Agent and the certain of the Banks entered into that certain Credit Agreement, dated as of November 22, 1994 (the " Original Credit Agreement"), which Credit Agreement was guaranteed by each Guarantor under a Guaranty dated as of even date therewith (the "Original Guaranty");

          WHEREAS, the Original Credit Agreement has been amended and restated as of even date herewith, and each Guarantor has agreed to restate its guaranty of the obligations of the Trust under the Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of even date herewitih, by and among the Trust, the Agent, and the Banks which are parties thereto, including certain new Banks which were not parties to the Original Credit Agreement;

          WHEREAS, each Guarantor is a wholly-owned subsidiary of the Trust and will receive substantial benefits from the Credit Agreement, and in consideration therefor, the Guarantor has agreed to guarantee the obligations of the Trust under, and performance by the Trust of its cov-enants, agreements, representations and warranties pursuant to the terms of, the Credit Agreement and the promissory notes issued to the Banks pursuant thereto (the "Notes") and to make and perform the covenants and agree-ments set forth herein;

          NOW, THEREFORE, as an inducement for the Banks to execute and deliver the Credit Agreement and for other valu-able consideration, including, but not limited to, the direct and indirect benefits flowing to each Guarantor as a result of the execution and delivery of the Credit Agreement, each Guar-antor agrees as follows:

               Each Guarantor hereby absolutely, uncondition-ally and irrevocably guarantees to the Banks, jointly and severally with all other Guarantors, the full perfor-mance and observance of all of the Trust's covenants, agreements, representations and warranties (collectively the "Performance Obligations") set forth in the Credit Agreement, the Notes, any Interest Rate Agreement and all other Loan Documents.

               Each Guarantor hereby absolutely unconditionally and irrevocably guarantees payment to the Banks of all indebtedness and obligations due to the Banks, by acceleration or otherwise, of the Trust arising under the Credit Agreement, the Notes, the Interest Rate Agreements and all other Loan Documents, whether such indebtedness is liquidated or unliquidated, fixed or contingent, now owing or hereafter arising
(collectively the "Payment Obligations" and together with the Performance Obligations, herein referred to as the "Obligations").

               This is a guaranty of payment and not of collection. The Agent, on behalf of and at the instruction of the Banks may enforce such guaranty, or any part thereof, against any Guarantor without first exercising rights against the Trust or any other Guarantor. Each Guarantor hereby waives any rights to require the Agent or the Banks to pursue the Trust before enforcing the obligations of each Guarantor hereunder.

               Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, any Interest Rate Agreements and all other Loan Documents and any other agreement or instrument executed in connection therewith, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of or defect or deficiency in the Credit Agreement, the Notes, any Interest Rate Agreement, any of the other Loan Documents or any other agreement or instrument executed in connection with or pursuant to any such Loan Document;

     (b) any change in the time, manner, terms or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Notes, any Interest Rate Agreement, any of the other Loan Documents, or any other agreement or instrument executed in connection with or pursuant to any Loan Document;

     (c) any sale, exchange, release or non-perfection of any property standing as security for the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any setoff against any of said liabilities, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

     (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Trust or any other Person that is a party to any Loan Document (including any other guarantors) in respect of the Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Bank upon the insolvency, bankruptcy or reorganization of the Trust, or any Guarantor or otherwise, all as though such payment had not been made. The enforceability of the obligations of each Guarantor under this Guaranty shall not be affected by the amount of credit extended to the Trust, any repayment by the Trust to the Banks (other than the full and final payment of all of the Obligations), allocation by the Banks of any repayment, any compromise or discharge of the Obligations, any application, release or substitution of collateral or other security therefor, release of any Guarantor, surety or other Person obligated in connection with the Loan Documents, or any further advances to the Trust, or for any other reason.

               This is a continuing Guaranty, and all extensions of credit and financial accommodations heretofore, concurrently herewith or hereafter made by the Banks to the Trust and all indebtedness of the Trust now owned or hereafter acquired by the Banks in connection with the transactions contemplated under the Credit Agreement shall be conclusively presumed to have been made or acquired in acceptance hereof.

               Each Guarantor hereby waives (i) notice of acceptance of this Guaranty and of presentment, demand and protest; (ii) notice of any default hereunder or under the Credit Agreement, the Notes, the Interest Rate Agreements or any other Loan Document, and of all indulgences; (iii) demand for observance or perfor-mance of, or enforcement of, any terms or provisions of this Guaranty or the Credit Agreement, the Notes, the Interest Rate Agreements or any other Loan Document; (iv) notice of intent to accelerate and notice of accel-eration; and (v) any right of subrogation under this Guaranty, until payment in full of the Obligations. Should the Agent or the Banks seek to enforce the obligations of any Guarantor hereunder by action in any court, each Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against the Trust, any other Guarantor or any other Person, or that any action be brought against the Trust, any other Guarantor or any other Person, or that the Trust, any other Guarantor or any other Person should be joined in such cause. Such waiver shall be without prejudice to the Banks at their option to proceed against the Trust, any other Guarantor or any other Person, whether by separate action or by joinder.

               The obligations of each Guarantor hereunder are several from the Trust or any other Person, and are primary obligations concerning which each Guarantor is a principal obligor. Each Guarantor agrees that this Guaranty shall not be discharged except by complete performance of the obligations of the Trust under the Notes, the Credit Agreement, the Interest Rate Agreements and any other Loan Document to which the Trust is a party and the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder shall not be affected in any way by any receivership, insolvency, bankruptcy or other proceedings affecting the Trust or any of the Trust's assets, or the release or discharge of the Trust from the performance of any obligation contained in any promissory note or other instrument issued in connection with, evidencing or securing any indebtedness guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing.

               Each  Guarantor  hereby  represents  and  warrants  as follows:

          (a) Each Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty.

          (b) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by each Guarantor of this Guaranty and the other documents and instruments executed in connection therewith, all of which have been duly obtained or made and are in full force and effect.

          (c) This Guaranty is, and all other documents and instruments executed in connection therewith, when delivered will be, legal, valid and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as such enforceability may be
(i) limited by the effect of any applicable Debtor Laws and (ii) subject to the effect of general principles of equity.

          (d) Each Guarantor's execution, delivery and performance of this Guaranty does not require the consent or approval of any other Person.

               No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               All notices and other communications provided for hereunder shall be in writing (including telex or facsimile communication) and shall be effective when actually delivered, or in the case of telex notice, when sent, answerback received, or in the case of telefacsimile transmission, when received and telephonically confirmed, addressed as follows: if to any Guarantor, at its address set forth on the signature page hereof, with a copy to Dow, Cogburn & Friedman, P.C., 9 Greenway Plaza, Suite 2300, Houston, Texas 77046, Attention: Mr. Melvin Dow; if to the Agent or any Bank, at the address for the Agent or such Bank, as the case may be, set forth in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.

               No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               Each Guarantor agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, modification, waiver and amendment of this Guaranty and any of the documents or instruments evidencing the Obligations and any other agreements or documents delivered in connection with any of the Obligations, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and each Bank with respect thereto and with respect to advising the Agent and each Bank as to its rights and responsibilities under this Guaranty and the other Loan Documents; provided that, fees of counsel for the Agent and the Banks for work performed in connection with the preparation, execution and delivery of this Guaranty and the other Loan Documents on the Closing Date and all other work described in this sentence performed on or prior to the Closing Date (together with routine post-closing matters, such as preparation and delivery of Closing packages), shall not exceed $_______. In the event of the occurrence of a Default, each Guarantor further agrees to pay on demand, all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Guaranty (whether through negotiations, legal proceedings or otherwise) and the other Loan Documents. The agreements of each Guarantor contained in this Section 12 shall survive the payment of all other amounts owing hereunder or under any of the other obligations.

               Should any clause, sentence, paragraph, subsection or Section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

               This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Guaranty; (b) be binding upon each Guarantor, its successors and assigns; and (c) inure to the benefit of and be enforceable by the Agent and the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Agent and the Banks may assign or otherwise transfer the Notes to any other Person in accordance with the terms and provisions set forth in Section 10.08 of the Credit Agreement, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to the Agent and the Banks herein or otherwise.

               Notwithstanding anything contained in any of the Loan Documents executed by each Guarantor to the contrary, the maximum aggregate liability of each Guarantor under this Guaranty shall be limited to the Maximum Guaranteed Amount (as hereinafter defined) determined with respect to such Guarantor as and when provided in the definition of Maximum Guaranteed Amount.

     "Adjusted Net Worth" means, with respect to any Guarantor, on the Closing
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Date  and  on  any  date  which  payment  by  the  Guarantor in respect of the
Obligations is required to be made under the terms of this Guaranty (each such date a "Calculation Date"), the excess of (i) the amount of the "present fair saleable value" of the "assets" of such Guarantor as of such Calculation Date, over (ii) the amount of all "liabilities" (other than the Obligations) of such Guarantor, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined on such Calculation Date, as such quoted terms are determined in accordance with applicable laws governing fraudu-lent conveyances and transfers and determinations of the insolvency of debtors.

     "Maximum  Guaranteed  Amount" means, on any Calculation Date, the greater
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of  (i) ninety-five percent (95%) of the Adjusted Net Worth of each Guarantor, on the Closing Date immediately after the consumma-tion of the transactions contemplated hereby or (ii) ninety-five percent (95%) of the Adjusted Net Worth of the Guarantor on such other Calculation Date.

               GOVERNING  LAW.    THIS  GUARANTY  SHALL  BE  GOVERNED  BY, AND
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CONSTRUED  IN  ACCORDANCE  WITH,  THE  LAWS  OF  THE  STATE  OF  TEXAS.

               SUBMISSION  TO  JURISDICTION;  WAIVERS.    EACH  GUARANTOR
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IRREVOCABLY  AND  UNCONDITIONALLY:

          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND APPELLATE COURTS FROM ANY THEREOF;

          (b) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT IN HARRIS COUNTY, TEXAS OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING OF A COPY THEREOF (BY REGISTERED OR CERTIFIED MAIL OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL POSTAGE PREPAID) TO THE ADDRESS SET FORTH IN SECTION 10. HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED IN WRITING PURSUANT TO
SECTION  10.

               FINAL  AGREEMENT.    THIS  WRITTEN  GUARANTY, THE NOTES AND THE
               ----------------
CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          All terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed by its respective officer thereunto duly authorized, as of the date first above written.

                              GUARANTOR:

                              WEINGARTEN/LUFKIN,  INC.


                              By: /S/  JOSEPH  WILLIAM  ROBERTSON,  JR.
                              Name:    Joseph  William  Robertson,  Jr.
                              Title:  Executive  Vice  President



                              WEINGARTEN/NOSTAT  INC.


                              By: /S/  JOSEPH  WILLIAM  ROBERTSON,  JR.
                              Name:    Joseph  William  Robertson,  Jr.
                              Title:  Executive  Vice  President


                              WEINGARTEN  REALTY  MANAGEMENT
                                COMPANY


                              By: /S/  JOSEPH  WILLIAM  ROBERTSON,  JR.
                              Name:    Joseph  William  Robertson,  Jr.
                              Title:  Executive  Vice  President

                              WRI/POST  OAK,  INC.


                              By:      JOSEPH  WILLIAM  ROBERTSON,  JR.
                              Name:    Joseph  William  Robertson,  Jr.
                              Title:  Executive  Vice  President




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